UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 12, 2008

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LightPath Technologies, Inc.

Form 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2008 LightPath Technologies, Inc. (the “Company”) executed an employment letter agreement with our President and CEO, J. James Gaynor. A copy of the letter is being filed as Exhibits 99.1 to this report and is incorporated by reference. The following description of the terms of the letter is a summary and does not purport to be complete and is qualified in its entirety by reference to the letter.

The letter states that Mr. Gaynor’s annual base salary is $225,000. If the Company terminates Mr. Gaynor’s employment without “cause” (as defined in the letter), Mr. Gaynor will receive three months’ severance, the Company will pay his COBRA premiums for three months and all of his stock options and restricted stock units will immediately vest. If the Company experiences a “Change of Control” (as defined in the letter, and Mr. Gaynor’s employment is terminated within one month prior to, or six months following, such Change of Control, Mr. Gaynor will receive a lump sum payment equal to two times his then base annual salary and all stock options and restricted stock units will immediately be vested. Additionally, in accordance with the terms of the letter, Mr. Gaynor is subject to certain non-competition and non-solicitation covenants.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits 99.1 Employment Letter between J. James Gaynor and LightPath Technologies, Inc. dated as of June 10, 2008, and executed by LightPath Technologies, Inc. on June 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: June 17, 2008	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO

Exhibit Index

Exhibit No.	Description
EX-99.1	Employment Letter dated as of June 10, 2008, between J. James Gaynor and LightPath Technologies, Inc.

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